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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 15, 2000

                           MEDCARE TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)



             DELAWARE               0-28790             87-0429962B

          (State or other         (Commission          (IRS Employer
          jurisdiction of         File Number)         Identification
           incorporation)                                  Number)


          1515 West 22nd Street, Oak Brook, Illinois        60523

           (Address of principal executive offices)       (Zip Code)



       Registrant's telephone number, including area code (630) 472-5300
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Item 4 - Changes in Registrant's Certifying Accountants
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     On November 10, 2000, Arthur Andersen LLP resigned as the independent public accountants of Medcare Technologies, Inc., (the "Company").

     Arthur Andersen LLP resigned after the audit for the fiscal year ending December 31, 1999. Arthur Andersen LLP issued an unqualified audit opinion on the 1999 year-end financial statements. The 1998 year-end financial statements were audited by Clancy and Co., P.L.L.C. who issued an unqualified audit opinion. During the course of their work, the Company and Arthur Andersen LLP have not had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company has engaged Clancy and Co., PLLC as its new independent public accountants effective as of the date of the dismissal of its former accountants. During the Company's most recent fiscal year prior to the engagement, there have been no consultations with the newly engaged accountants with regard to either the application of accounting principle as to any specific transaction, the type of audit opinion that would be rendered on the Company's financial statements or any matter of disagreement with the former accountants.

Item 7 - Financial Statements and Exhibits
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C.  Exhibits:

    16  Former Accountants Letter

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.

                              Medcare Technologies, Inc.
                              (Registrant)

                              By: /s/ Ray Krauss
                                  ----------------
                                  Ray Krauss
                                  CEO and President


Date: November 15, 2000
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                                 Exhibit Index

Exhibit Number                       Description
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16                                   Former Accountants Letter